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Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 27, 2001, is among Hostopia.com, Inc., a Delaware corporation (the "Company"), and the persons listed on Schedule A attached hereto (the "Purchasers").

        The Company and the Purchasers have entered into arrangements ("Arrangements") for sale by the Company and purchase by the Purchasers of the Company's Series A Preferred Shares, $0.001 par value per share (the "Series A Preferred Shares").

        In connection with the Arrangements, the Company and the Purchasers desire to provide for the rights of the Purchasers with respect to registration of the Common Stock issued upon conversion of the Series A Preferred Shares according to the terms of this Agreement.

        NOW THEREFORE, in consideration of the foregoing and the covenants contained in this Agreement, the parties agree as follows:

        Section 1.    Certain Definitions.    For purposes of this Agreement, the following terms shall have the following respective meanings:

        "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended.

        "Commission" shall mean the Securities and Exchange Commission, or any other agency of the United States Government at the time administering the Securities Act.

        "Holders" shall mean the Purchasers and their successors and permitted assigns as provided in Section 10.

        "Registration Expenses" shall mean the expenses so described in Section 5.

        "Registrable Shares" shall mean (a) the Common Stock issued upon conversion of the Series A Preferred Shares and (b) any Common Stock of the Company issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that any shares of such Common Stock shall cease to be Registrable Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of by Purchasers pursuant to such effective registration statement; (ii) they are disposed of pursuant to Rule 144 (or any similar rule then in effect) under the Securities Act; (iii) they have been otherwise transferred and are not subject to any restriction on resale under the Securities Act, or (iv) they have been held for such period and in such manner as to qualify for resale without restriction pursuant to Rule 144(k) (or any similar rule then in effect) under the Securities Act.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Selling Expenses" shall mean the expenses so described in Section 5.

        Section 2.    Demand Registration.

        (a)   Commencing on the date six months after the closing of the Company's initial public offering of Common Stock, upon receipt of a written request (the "Registration Request"), which shall include a description of such Holders' proposed method of distribution (which method may also include an underwritten offering by a nationally recognized underwriter selected by the Company and reasonably acceptable to the Registering Holders) from Holders holding Registrable Shares having an aggregate expected offering price of at least $1,000,000 (or, if the expected offering price of all remaining Registrable Shares should be less than $1,000,000, such lesser amount), the Company shall (i) promptly give notice of the Registration Request to all non-requesting Holders and (ii) prepare and file with the SEC a registration statement for the sale of all Registrable Shares held by the requesting Holders and any other Holder who makes a written request of the Company to have her or his Registrable Shares included in such Registration Statement, which such written request must be received by the Company within ten (10) days after such Holder receives the notice of the Registration Request (all of such Holders, collectively, the "Registering Holders"). The Company shall use all commercially reasonable efforts to effect the registration under the Securities Act of such Registrable Shares in accordance with the intended method of distribution thereof.

        (b)   The Company shall not be required to effect more than three (3) registrations pursuant to this Section 2 and not more than one (1) such registration within any nine month period.

        (c)   Any registration statement filed pursuant to a Registration Request may, subject to the provisions of Section 2(d), include securities of the Company other than Registration Shares.

        (d)   If a registration pursuant to Section 2 is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and, if permitted under this Agreement, other securities requested to be included in such offering exceeds the number of Registrable Shares and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Shares initially requesting registration, the Company shall include in the registration, prior to the inclusion of any securities which are not Registrable Shares, the number of Registrable Shares requested to be included which, in the written opinion of the underwriters, can be sold in an orderly manner within the price range of the offering, pro rata among the respective Holders thereof on the basis of the amount of Registrable Shares owned by each such Holder requesting inclusing in such registration (it being understood that such managing underwriters shall have the right to eliminate entirely the participation in such registration of any securities which are not Registrable Shares).

        (e)   The Company shall be entitled to postpone, for a reasonable period of time not in excess of ninety (90) days, the filing or effectiveness of a registration statement if the Company determines, in the good faith exercise of its reasonable business judgment, as evidenced by a certificate signed by the President and CEO of the Company in a form reasonably satisfactory to the Registering Holders, that such registration and offering could materially adversely affect the bonafide financing plans of the Company or would require the disclosure of information, the premature disclosure of which could materially adversely affect the Company or any transaction under consideration by the Company; provided, however, that the Company shall not be entitled to such postponement more than once in any 360-day period.

        (f)    The Company shall not be obligated to file a registration statement pursuant to this Section 2 if the Company, within ten (10) days of the receipt of the Registration Request gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within 90 days of receipt of such Registration Request (other than with respect to a registration statement relating to a Rule 145 transaction or an offering solely to employees), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective.

        (g)   The Company shall not be obligated to file a registration statement pursuant to this Section 2 within six (6) months immediately following the effective date of any registration statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan).

        (h)   The Board of Directors of the Company may select the investment banker(s) and manager(s) to administer any offering initiated pursuant to this Section 2, subject to the approval of the holders of a majority of the Registrable Shares initially requesting such registration.

        Section 3.    PIGGYBACK REGISTRATION.

        (a)   If the Company proposes to file a registration statement in respect to any of its Common Stock (a "Primary Registration") on a form that may be used for the registration of Registrable Shares, the Company shall promptly give written notice of such proposed filing to the Holders of Registrable Shares and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Shares as each such Holder may request within 10 days after receipt of such notice (a "Piggyback Registration"). The Company shall use all commercially reasonable efforts to include or to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Shares requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company included therein.

        (b)   Any Holder requesting inclusion of Registrable Shares pursuant to this Section 3 may, prior to the effective date of the Registration Statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company and the managing underwriter, if any, at least two (2) business day prior to the effective date of the registration; provided, however, that if the Company, in consultation with its financial and legal advisors, determines that such revocation would materially delay the registration or otherwise require a recirculation of the prospectus contained in the registration statement, then such Holder shall have no such right to revoke its request. If the withdrawal of any Registrable Shares would allow, within the marketing limitations set forth above, the inclusion in the underwriting of a greater number of shares of Registrable Shares, then, to the extent practicable and without delaying the underwriting, the Company shall offer to the Holders an opportunity to include additional shares of Registrable Shares, which additional Registrable Shares shall be included in such registration pro rata among the holders of Registrable Shares requesting such registration and the Holders of such other Registrable Shares on the basis of the number of Registrable Shares requested for inclusion in such registration by each such Holder. Any Registrable Shares excluded or withdrawn from such underwriting shall also be withdrawn from registration and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the Registration Statement relating thereto, or such shorter period of time as the managing Underwriter may require.

        (c)   The Company shall have the right to delay, terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include Shares in such registration.

        (d)   If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company may reduce the number of shares included in such registration pursuant to this Section 3. If the number of shares included in such registration is so reduced, the Company shall include shares in such registration in the following order: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Shares held by the Holders requested to be included in the registration, pro rata among such holders on the basis of the number of shares held by each such Holder, (iii) third, the Registrable Shares held by persons other than the Holders requested to be included in the registration, pro rata among such persons on the basis of the number of shares owned by each such person, and (iv) fourth, other securities requested to be included in the registration; provided, however, that, except in the case of the Company's initial registered public offering, the Holders of Registrable Shares may register at least 20% of the securities to be included in any such registration pursuant to this Section 3.

        (e)   If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in the registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting the registration, the Company may reduce the number of shares included in such registration pursuant to this Section 3. If the number of shares included in such registration is so reduced, the Company shall include shares in such registration in the following order: (i) first, the securities included therein held by the holders (other than holders of Registrable Shares) exercising registration rights in connection with such secondary offering, (ii) second, the Registrable Shares held by the Holders of Registrable Shares requested to be included in the registration, pro rata among such Holders on the basis of the number of shares held by each such Holder, (iii) third, the Registrable Securities held by persons other than the Holders requested to be included in the registration, pro rata among such persons on the basis of the number of shares owned by each such person, and (iv) fourth, other securities requested to be included in the registration; provided, however, that in any event the holders of Registrable Securities may register at least 20% of the securities to be included in any such registration pursuant to this Section 3.

        (f)    If any Piggyback Registration is an underwritten offering, the Board of Directors of the Company may select the investment banker(s) and manager(s) to administer the offering.

        Section 4.    Registration Procedures.

        (a)   Certain Agreements of Company.

        Whenever the Company is required under this Agreement to use commercially reasonable efforts to effect the registration of any Registrable Shares under the Securities Act, Company shall, as expeditiously as possible:

          (i)    Prepare and file with the Commission a registration statement with respect to such Registrable Shares and use commercially reasonable efforts to cause such registration statement to become and remain effective until the earlier of (A) the date when all Registrable Shares covered by the registration statement have been sold pursuant to such registration statement or Rule 144, or (B) 90 days after the effective date of the registration statement; provided, that before filing such registration statement and the related prospectus and any amendments or supplements thereto, Company will furnish to counsel selected by the Holders of Registrable Shares to be included in such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; and provided, further, that such Holders shall furnish to Company such information regarding such Holders and the distribution proposed by such Holders as Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

        (ii)   Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period referred to in this Section 4(a) and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement in accordance with the intended method of disposition by the Holders thereof set forth in such registration statement.

        (iii)  Furnish to each Holder of such Registrable Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such registration statement.

        (iv)  Use commercially reasonable efforts to register or qualify the Registrable Shares covered by such registration statement under the "blue sky" laws of such jurisdictions as any Holder thereof shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions for so long as the registration statement is required to remain effective pursuant to this Agreement; provided, however, that in no event shall Company be obligated to qualify generally to do business in any jurisdiction where it is not at the time otherwise reasonably required to be so qualified or to take any action which would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Shares covered by such registration statement in any jurisdiction where it is not at the time so subject.

        (v)   Furnish to each Holder of such Registrable Shares, and any underwriter of such Holder's Registrable Shares, a signed counterpart, addressed to such Holder and underwriter, of (A) such opinion(s) of counsel for Company and (B) such "comfort" letter(s) signed by the independent public accountants which have certified Company's financial statements included in such registration statement, each dated such date(s) and covering substantially such matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as is customary with respect to opinions of issuer's counsel and accountants' letters delivered to Underwriters in underwritten public offerings of Shares or in non-underwritten secondary offerings, as the case may be, and such further matters as such underwriters may reasonably request.

        (vi)  Promptly notify each Holder of any Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        (vii) As the request of any Holder of Registrable Shares covered by such registration statement, promptly prepare and furnish to such Holder a reasonable number of copies of any supplement to or any amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        (viii) Otherwise use its best efforts to comply with the Securities Act, the 1934 Act, any and all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve full months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

        (ix)  Use commercially reasonable efforts to list such Registrable Shares on each exchange on which the Common Stock is then listed, if such Registrable Shares are not already listed and if such listing is then permitted under the rules of such exchange, or if no shares of Common Stock are then listed, use commercially reasonable efforts to qualify all Registrable Shares being registered for inclusion on the automated quotation system of the National Association of Shares Dealers, Inc.

        (x)   Promptly notify each Holder of Registrable Shares covered by such registration statement of any stop order or similar proceeding initiated by any state or federal regulatory body and use commercially reasonable efforts to take all necessary steps expeditiously to remove such stop order or similar proceeding.

        (xi)  Provide and cause to be maintained a transfer agent and registrar (which in each case may be Company) for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such registration statement.

        (b)   If requested by the underwriters for any underwritten offering of Registrable Shares on behalf of a Holder pursuant to Sections 2 or 3, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 8.

        (c)   In connection with the preparation and filing of each registration statement registering Registrable Shares under the Securities Act, the Company shall give each Holder on whose behalf such Registrable Shares are to be so registered and the underwriters, if any, and their respective counsel and accountants, a reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give each of them, in each case upon receipt of an appropriate confidentiality agreement, such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

        Section 5.    Description of Expenses.    All expenses incurred by Company in complying with any of the foregoing provisions of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, fees of any exchange or other trading market on which the Registrable Shares may be listed or admitted to trading, printing expenses, any premium involved in securing a policy or policies of registration insurance, fees and disbursements of counsel for the Company and accountants' fees and expenses incident to or required by any such registration, and any fees and disbursements or underwriters which are customarily paid or reimbursed by issuers of Shares are herein called "Registration Expenses," which shall be borne as provided in Section 6. All underwriting discounts, selling commissions and reasonable expenses and fees of any special counsel to the selling Holders applicable to the sale of Registrable Shares by or on behalf of a Holder hereunder are herein called "Selling Expenses," which shall be borne as provided in Section 6.

        Section 6.    Allocation of Expenses.    If the Company is required under this Agreement to effect the registration of any Holder's Registrable Shares under the Securities Act, Registration Expenses and Selling Expenses in connection with such registration shall be borne as follows:

        (a)   All Registration Expenses incurred with respect to registrations under this Agreement shall be borne by Company.

        (b)   All Selling Expenses incurred in connection with all registration statements covering Registrable Shares shall be borne pro rata by the Holders with all other persons (including the Company) for whose account the Shares covered by such registration statement are offered in accordance with the amount of Shares being so offered for the account of each such person.

        (c)   If the Company determines not to register any Shares with respect to which it has given written notice of intention to register pursuant to Section 3 of this Agreement, all Registration Expenses incurred by the Holders in connection with such registration shall be borne by Company.

        Section 7.    Remedies.    The Company recognizes and agrees that the Holders will not have an adequate remedy at law if the Company fails to comply with this Agreement and that money damages for such failure will not be readily ascertainable, and the Company expressly agrees that, in the event that it is found by a court of law to have failed to comply with this Agreement, it shall not oppose an application of any Holders or any other person entitled to the benefits of this Agreement requiring specific performance of any and all provisions of, or enjoining the Company from continuing to commit any breach of, this Agreement.

        Section 8.    Indemnification; Underwriting Agreements.    In the event that the Company registers under the Securities Act any Registrable Shares held by any Holder, the following provisions, to the extent permitted by applicable law, shall apply:

        (a)   Company Indemnification.    The Company shall indemnify and hold harmless such Holder, the officers and directors of such Holder and each underwriter of Registrable Shares (including any broker or dealer through whom Registrable Shares may be sold) and each person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the 1934 Act, or under any other statute or at common law or otherwise (and, except as hereinafter provided, shall reimburse such Holder and each of the underwriters and each such officer, director and controlling person, if any, for any legal or other expenses incurred by them or any of them in connection with investigating or defending any action whether or not resulting in any liability) insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement, under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or the definitive prospectus (or the registration statement or definitive prospectus as from time to time amended or supplemented by the Company or any document incorporated by reference therein), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission was made in such registration statement, preliminary prospectus or definitive prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection herewith by such Holder or such underwriter or such officer, director and controlling person, as the case may be, expressly for use therein; provided, however, that such indemnity, insofar as it relates to any preliminary prospectus, shall not inure to the benefit of any underwriter from whom the person asserting such loss, claim, damage or liability purchased any Registrable Shares which are the subject thereof (or to the benefit of any person controlling such underwriter), to the extent that such loss, claim, damage or liability arises out of the failure of such underwriter to send or give a copy of the final prospectus to such person at or prior to the written confirmation of the sale of such Registrable Shares to such person if such statement or omission was corrected in such final prospectus. Promptly after receipt by such Holder or any underwriter or any officer, director or person controlling such Holder or such underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder or such underwriter, as the case may be, shall notify the Company in writing of the commencement thereof, and the Company shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel for the indemnified persons (which shall be a separate counsel for each Holder, if requested by it), who shall be counsel satisfactory to such indemnified persons), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Holder and each such other indemnified person shall have the right to employ its own separate counsel in any such action in addition to any separate counsel referred to above and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company, the Company has failed to assume the defense or employ counsel satisfactory to such indemnified person, or the named parties to any such action (including any impleaded parties) include both such indemnified person and the Company (or an affiliate thereof), and such indemnified person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (or such affiliate) (in which case the Company shall not have the right to assume the defense of such action on behalf of such indemnified person). The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent (which shall not be unreasonably withheld). The indemnity agreement contained in this Section 8(a) shall be in addition to any liability which the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or other indemnified person.

        (b)   Holder Indemnification.    Each Holder whose Registrable Shares are to be included in a registration statement shall, as a condition of such inclusion, severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each other selling Holder and each person, if any, who controls such other selling Holder within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the 1934 Act or under any other statute or at common law or otherwise (and, except as hereinafter provided, shall reimburse the Company and each such director, officer, person controlling the Company, Holder or person controlling such Holder for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability) insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement under which such Registrable Shares were registered under the Securities Act, in any preliminary prospectus or in the definitive prospectus (or the registration statement or definitive prospectus as from time to time amended or supplemented or any document incorporated by reference therein) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by or on behalf of such Holder expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such indemnifying Holder, the Company (or other recipient of such notice) shall notify the indemnifying Holder in writing of the commencement thereof, and the indemnifying Holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel for the indemnified persons, if requested by any of them, who shall be counsel satisfactory to the Company), and the payment of expenses insofar as such action shall relate to an alleged liability in respect of which indemnity may be sought against such Holder. The Company and each such other indemnified person shall have the right to employ its own separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying Holder unless the employment of such counsel has been specifically authorized by such indemnifying Holder. Such indemnifying Holder shall not be liable to indemnify any person for any settlement of any such action effected without his consent (which consent shall not be unreasonably withheld). The maximum liability of any Holder under this Section 8(b) in regard to any registration statement shall in no event exceed the amount of the proceeds received by such Holder from the sale of its Registrable Shares under such registration statement.

        (c)   Contribution.    If the indemnification provided for in Section 8(a) and 8(b) is unavailable or insufficient to hold harmless an indemnified person in respect of any losses, claims, damages, expenses or liabilities or actions in respect thereof referred to therein, then each indemnifying person referred to therein shall in lieu of indemnifying such indemnified person contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and each other indemnified person, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, expenses, liabilities or actions, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or such other indemnified person, on the other hand, and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable it contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which did not take account of equitable considerations. The amount paid or payable by an indemnified person as a result of any losses, claims, damages, expenses, liabilities or actions in respect thereof shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this 8(c), no Holder shall be required to contribute any amount exceeding the net proceeds received by such Holder from the sale of its Registrable Shares in the registration in question. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

        (d)   Survival. Obligations under this Section 8 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement.

        Section 9.    Reports under 1934 Act.    With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission under the Securities Act that may at any time permit the Holders to sell Registrable Shares to the public without registration, the Company agrees to:

        (a)   make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company under the Securities Act for the offering of any of its Shares to the general public;

        (b)   file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

        (c)   furnish to the Holders so long as the Holders own any Registrable Shares, forthwith upon request (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company under the Securities Act referred to in Section 9(a)(i)), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Company and other reports and documents filed by the Company under the Securities Act or the 1934 Act, and (C) such other information as may be reasonably requested in availing any Holder of any rule or staff position of the Commission which permits the selling of any such Shares without registration.

        Section 10.    Transfer of Registration Rights.    The rights of the Holders of Registrable Shares under this Agreement may be transferred in whole or in part at any time to any transferee or assignee of any Holder (each a "Permitted Transferee") or Registrable Shares, provided that the Holder gives the Company written notice at the time of any transfer of Registrable Shares by such Holder stating the name and address of the Permitted Transferee of such Registrable Shares and identifying the securities with respect to which the rights under this Agreement are being assigned, and so long as such transfer of securities is in accordance with all applicable state and federal securities laws and regulations and with the Shareholder Agreement among the shareholders of the Company of even date herewith.

        Section 11.    Market Stand-off.    Each Holder (including any transferee or assignee) hereby agrees that, if so requested by the Company and the managing underwriter(s) (if any) in connection with the Company's initial public offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Shares or other securities of the Company without the prior written consent of the Company and the managing underwriter(s) for such period of time (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Securities Act as may be requested by the managing underwriter(s).

        Section 12.    Miscellaneous.

        (a)   No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its Shares which is inconsistent with or violates the rights granted to the holders of Registrable Shares in this Agreement.

        (b)   Adjustment Affecting Registrable Shares. The Company shall not take any action, or permit any change to occur, with respect to its Shares that would materially and adversely affect the ability of the holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or that would materially and adversely affect the marketability of such Registrable Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares).

        (c)   Remedies. Any person having rights under any provision of this Agreement may enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

        (d)   Amendments and Waivers. Except as otherwise provided in this Agreement, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a [majority] of the Registrable Shares. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        (e)   Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties will bind and inure to the benefit of the respective successors and assigns of the parties, whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement that are for the benefit of Purchasers or Holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Shares who consents in writing to be bound by the Agreement, subject to the provisions of Section 10.

        (f)    Termination. The registration rights under this Agreement will terminate on the earlier of (i) the fourth anniversary after the Company has completed an initial public offering or (ii) with respect to each holder of Registrable Shares, at such time as the holder is able to dispose of all such Registrable Shares in a three-month period under Rule 144.

        (g)   Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, that provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        (h)   Counterparts; Enforceability. This Agreement may be executed in separate counterparts, each of which, when executed, will be an original and all of which taken together will constitute one and the same agreement. The delivery of this Agreement may be made by facsimile, and facsimile signatures will be treated as original signatures for all applicable purpose. This Agreement will be, as of the date first written above, binding on and enforceable against each stockholder signing this Agreement, even if less than all of the stockholders set forth on Schedule A sign on such date and regardless of the failure of any stockholder listed on Schedule A to sign this Agreement.

        (i)    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement will be by way of example rather than by limitation.

        (j)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

        (k)   Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement must be in writing and be delivered personally to the recipient, sent by reputable express courier service (charges prepaid) or sent by certified or registered mail, return receipt requested and postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. mail, to the parties at the addresses hereinafter indicated or listed on Schedule A or to such other address as it appears in the records of the Company (unless otherwise indicated by such holder) or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices, demands or other communication to the Company must be sent to:

        (l)    Facsimile Execution.    The parties agree that execution of this Agreement evidenced by facsimile signature constitutes due execution and delivery.

        IN WITNESS WHEREOF OF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:
By:	/s/ Franc Nemanic Name: Franc Nemanic Title: President
HOLDERS:
TELUS CORPORATION
By:	/s/ Mark Schnarr Name: Mark Schnarr Title: Executive Vice-President, Telus Ventures
1053461 ONTARIO LTD.
By:	/s/ William Campbell Name: William Campbell Title: Secretary
/s/ John Nemanic JOHN NEMANIC
/s/ William Campbell WILLIAM CAMPBELL
/s/ Colin Campbell COLIN CAMPBELL

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REGISTRATION RIGHTS AGREEMENT